UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3,  2017

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3301 Olcott Street

Santa Clara,  California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01Entry into a Material Definitive Agreement

On October 3, 2017, MoSys, Inc. (the “Company”) entered into a lease termination agreement with M West Propco XII LLC (“MWest”) under which the Company and MWest agreed to terminate the Company’s lease for its current headquarters facility located in Santa Clara, California effective October 31, 2017.  In connection with the lease termination, the Company expects to incur fees of approximately $250,000, which will be paid in cash during the quarter ending December 31, 2017.

On October 3, 2017, the Company entered into a sublease agreement with Cyren, Inc. ("Cyren") under which the Company will sublease a new headquarters facility located in San Jose, California from Cyren for a term of 36 months commencing November 1, 2017. The monthly rent and common-area costs under the new facility lease will be approximately $21,600,  and compares with monthly rent and common-area costs for the Santa Clara facility of approximately $88,930.

Item 8.01Other Events

On October 6, 2017, the Company received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with Nasdaq’s audit committee, independent director and compensation committee requirements for continued listing.  The letter noted that with the appointments of Daniel Lewis and Daniel O’Neil to the Company’s board of directors on September 26, 2017, the Company has regained compliance with Nasdaq Marketplace Rules 5605(c)(2), 5605(b)(1) and 5605(d)(2). Accordingly, Nasdaq now considers the matter closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: October 10, 2017	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer